Exhibit 3.3

BYLAWS
OF
GLOBAL CONSUMER ACQUISITION CORP.
(a Delaware corporation)
June 28, 2007

TABLE OF CONTENTS

Page

ARTICLE I OFFICES

1.1	Registered Office	- 1 -
1.2	Other Offices	- 1 -

ARTICLE II MEETINGS OF STOCKHOLDERS

2.1	Annual Meetings	- 1 -
2.2	Special Meetings	- 1 -
2.3	Notices	- 1 -
2.4	Record Date	- 2 -
2.5	Stock Ledger	- 2 -
2.6	Quorum and Adjournments	- 2 -
2.7	Organization	- 3 -
2.8	Vote	- 3 -
2.9	Proxies	- 3 -
2.10	Action Without Meeting	- 3 -

ARTICLE III DIRECTORS

3.1	Election	- 4 -
3.2	Chairman of the Board	- 4 -
3.3	Powers	- 4 -
3.4	First Meeting	- 4 -
3.5	Regular Meetings	- 5 -
3.6	Special Meetings	- 5 -
3.7	Quorum	- 5 -
3.8	Organization	- 5 -
3.9	Meeting by Conference Telephone	- 5 -
3.10	Action Without Meeting	- 5 -
3.11	Compensation	- 5 -

ARTICLE IV COMMITTEES

4.1	Designation	- 6 -
4.2	Members	- 6 -
4.3	Powers	- 6 -
4.4	Rules	- 6 -
4.5	Minutes	- 6 -
4.6	Action Without Meeting	- 6 -

Page
4.7	Compensation	- 7 -

ARTICLE V NOTICES

5.1	Method	- 7 -
5.2	Waiver	- 7 -

ARTICLE VI OFFICERS

6.1	Election	- 7 -
6.2	President	- 8 -
6.3	Vice Presidents	- 8 -
6.4	Treasurer	- 8 -
6.5	Assistant Treasurers	- 8 -
6.6	Secretary	- 8 -
6.7	Assistant Secretaries	- 9 -
6.8	Compensation	- 9 -

ARTICLE VII CERTIFICATES OF STOCK

7.1	Certificates	- 9 -
7.2	Facsimile Signatures	- 9 -
7.3	Lost Certificates	- 9 -
7.4	Transfers of Stock	- 10 -
7.5	Closing of Transfer Books	- 10 -
7.6	Registered Stockholders	- 10 -

ARTICLE VIII INDEMNIFICATION

8.1	Right to Indemnification	- 10 -
8.2	Determination by the Corporation	- 11 -
8.3	Determination by a Court	- 12 -
8.4	Payment in Advance	- 12 -
8.5	Conditions Precedent	- 12 -
8.6	Timely Payment	- 13 -
8.7	Assumption of Defense	- 13 -
8.8	Partial Indemnification	- 13 -
8.9	Subrogation	- 14 -
8.10	Continuing Contract Right	- 14 -
8.11	Non-exclusivity	- 14 -
8.12	Insurance	- 14 -
8.13	Certain Definitions	- 14 -
8.14	Survival	- 15 -

ii

Page
8.15	Limitations	- 15 -
8.16	Notices	- 15 -
8.17	Employees and Agents	- 16 -
8.18	Severability	- 16 -

ARTICLE IX MISCELLANEOUS

9.1	Dividends	- 16 -
9.2	Reserves	- 16 -
9.3	Books and Records	- 16 -
9.4	Fiscal Year	- 16 -
9.5	Seal	- 16 -
9.6	Amendments	- 16 -

iii

BYLAWS
OF
GLOBAL CONSUMER ACQUISITION CORP.
     These BYLAWS (these “Bylaws”) of Global Consumer Acquisition Corp., a Delaware corporation (the “Corporation”), have been adopted by the Corporation effective as of the date set forth on the cover page hereof and are subject to the applicable provisions of the certificate of incorporation of the Corporation, as in effect from time to time (the “Certificate of Incorporation”), and the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE I
OFFICES
     1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be designated from time to time by the board of directors of the Corporation (the “Board of Directors”).
     1.2 Other Offices. The Corporation may maintain offices other than its registered office at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     2.1 Annual Meetings. An annual meeting of the stockholders of the Corporation (the “Stockholders”) shall be held (a) on the second Tuesday in the month of February at 9:00 a.m. at the principal place of business of the Corporation or (b) on such other date and at such other time and place, within or without the State of Delaware, as shall be stated in the notice of such meeting or in a duly executed waiver of notice thereof. At each annual meeting of the Stockholders, the Stockholders shall elect the Board of Directors and transact such other business as may properly be brought before such meeting.
     2.2 Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, (a) may be called by the Chief Executive Officer and (b) shall be called by the Secretary upon the receipt of a written request stating the purpose or purposes of such meeting from (i) a majority of the Board of Directors or (ii) the Stockholders that own a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote thereon. Business transacted at any special meeting of the Stockholders shall be limited to the purpose or purposes stated in the notice of such meeting. Any special meeting of the Stockholders may be held on such date and at such time and place, within or without the State of Delaware, as shall be stated in the notice of such meeting or in a duly executed waiver of notice thereof.
     2.3 Notices. (a) Written notice of the annual meeting of the Stockholders stating the date, time and place thereof shall be given to each Stockholder entitled to vote thereat at least 10 days but not more than 60 days before the date of such meeting.

     (b) Written notice of a special meeting of the Stockholders stating the date, time, place and purpose thereof, shall be given to each Stockholder entitled to vote thereat at least 10 days but not more than 60 days before the date of such meeting. If such notice is mailed, then such notice shall be deemed to be given to any Stockholder when deposited in the mail, postage prepaid, directed to such Stockholder at such Stockholder’s address as it appears on the records of the Corporation.
     2.4 Record Date. In order that the Corporation may determine the Stockholders entitled to notice of, or to vote at, any meeting of the Stockholders or any adjournment thereof, or to express written consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be (a) more than 60 nor less than 10 days before the date of such meeting or (b) more than 60 days prior to any other action. If no record date is fixed, then (a) the record date for determining the Stockholders entitled to notice of, or to vote at, any meeting of the Stockholders shall be (i) at the close of business on the day next preceding the day on which notice is given or (ii) if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining the Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of the Stockholders of record entitled to notice of, or to vote at, any meeting of the Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     2.5 Stock Ledger. The Secretary shall prepare and make, at least 10 days before every meeting of the Stockholders, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the relevant meeting during ordinary business hours for a period of at least 10 days prior to such meeting either (a) at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting or (b) if not specified, at the place where such meeting is to be held. Such list shall also be produced and kept at the time and place of the relevant meeting during the whole time thereof and may be inspected by any Stockholder who is present. The stock ledger shall be the only evidence as to the identity of the Stockholders entitled to examine the stock ledger, the list of the Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of the Stockholders.
     2.6 Quorum and Adjournments. The holders of a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote at any meeting of the Stockholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business, except as otherwise provided by the Certificate of Incorporation or the DGCL. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, then the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power by majority vote to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Shares of the stock of the Corporation that are held by the Corporation or any affiliate of the Corporation shall not be entitled to vote or be counted for the purposes of determining a quorum. At any adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If any adjournment is for more than 30 days, or if after any adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting.
     2.7 Organization. Each meeting of the Stockholders shall be presided over by (a) the Chairman of the Board, if any, (b) the President, in the absence of the Chairman of the Board, (c) a chairman designated by the Board of Directors, in the absence of the Chairman of the Board and the President, or (d) a chairman chosen at such meeting, in the absence of the Chairman of the Board, the President and such designation. The Secretary, or any Assistant Secretary, in the absence of the Secretary, shall act as the secretary of each meeting of the Stockholders; provided, however, that if the Secretary and all Assistant Secretaries are absent, then the chairman of such meeting may appoint any person to act as the secretary of such meeting.
     2.8 Vote. Each Stockholder entitled to vote at any meeting of the Stockholders shall be entitled to one vote for each share of stock held by such Stockholder which has voting power upon the matter in question. Voting at meetings of the Stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the shares of all classes of stock of the Corporation issued and outstanding and entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of the Stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect any director. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, the DGCL or these Bylaws, be decided by the vote of the holders of majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereon, present in person or represented by proxy, at the meeting; provided, however, that (except as otherwise required by the Certificate of Incorporation or the DGCL) the Board of Directors may require a larger vote upon any election or question.
     2.9 Proxies. Each Stockholder entitled to vote at any meeting of the Stockholders may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period of effectiveness. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.
     2.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by the holders of the shares of the stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the stock of the Corporation issued and outstanding and entitled to vote thereon were present and voted. Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented to such action in writing.
ARTICLE III
DIRECTORS
     3.1 Election. (a) The number of directors comprising the Board of Directors shall not be less than one or more than 10. The number of directors comprising the initial Board of Directors shall be one. Hereafter, within such limits, the number of directors shall be determined by the Board of Directors or the Stockholders.
     (b) The directors shall be elected at the annual meeting of the Stockholders, except as provided in Section 3.1(c), and each director elected by such Stockholders shall hold office, at the discretion of the Stockholders, until the earlier of (i) such director’s resignation, removal or death or (ii) the due election and qualification of such director’s successor. Directors need not be Stockholders. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote thereon.
     (c) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office (even though the number of such directors may be less than a quorum), by the sole remaining director, or by the Stockholders at any meeting. Each director so elected shall hold office, at the discretion of the Stockholders, until the earlier of (i) such director’s resignation, removal or death or (ii) the due election and qualification of such director’s successor. If, at any time, there are no directors in office, then an election of directors may be held in the manner provided by the DGCL.
     3.2 Chairman of the Board. There may be a chairman of the Board of Directors (the “Chairman of the Board”) elected by the Board of Directors from their members at any meeting of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors.
     3.3 Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not required by the Certificate of Incorporation, the DGCL or these Bylaws to be exercised or done by the Stockholders.
     3.4 First Meeting. The first meeting of each newly elected Board of Directors shall be held promptly after and at the same place as the annual meeting of the Stockholders, and any such meeting may be held without notice to any director. At the first meeting of each newly elected Board of Directors, the Board of Directors shall elect the officers of the Corporation and transact such other business as may properly be brought before such meeting.

     3.5 Regular Meetings. Regular meetings of the Board of Directors may be held, without notice, on such date and at such time and place, within or without the State of Delaware, as shall be determined by the Board of Directors.
     3.6 Special Meetings. Special meetings of the Board of Directors (a) may be called by the President on not less than two, or, in the case of notice given by mail, not less than three, days’ notice to each director and (b) shall be called by the Secretary on like notice on the written request of two directors, unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Secretary on like notice on the written request of the sole director. Any special meeting of the Board of Directors may be held on such date and at such time and place, within or without the State of Delaware, as shall be stated in the notice of such meeting or in a duly executed waiver of notice thereof.
     3.7 Quorum. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Certificate of Incorporation or the DGCL. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     3.8 Organization. Each meeting of the Board of Directors shall be presided over by (a) the Chairman of the Board, if any, (b) the President, in the absence of the Chairman of the Board, or (c) a chairman chosen at such meeting, in the absence of the Chairman of the Board and the President. The Secretary, or any Assistant Secretary, in the absence of the Secretary, shall act as the secretary of each meeting of the Board of Directors; provided, however, if the Secretary and all Assistant Secretaries are absent, then the chairman of such meeting may appoint any person to act as the secretary of such meeting.
     3.9 Meeting by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation, directors may participate in any meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
     3.10 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all of the directors, and such written consent is filed with the minutes of the proceeding of the Board of Directors.
     3.11 Compensation. The Board of Directors may fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors.

ARTICLE IV
COMMITTEES
     4.1 Designation. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees of the Board of Directors (a “Committee”). Each Committee shall have such name as may be determined from time to time by the Board of Directors.
     4.2 Members. Each Committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of such Committee. In the absence or disqualification of any member of any Committee, the member or members of such Committee present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in place of any such absent or disqualified member.
     4.3 Powers. To the extent provided in the relevant resolution, any Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that (a) no Committee shall have power or authority in reference of (i) amending the Certificate of Incorporation (except that any Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemptions, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopting an agreement of merger or consolidation of the Corporation under Section 251 or 252 of the DGCL, (iii) recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (iv) recommending to the Stockholders a dissolution of the Corporation or a revocation of dissolution or (v) amending these Bylaws, and (b) unless the resolution expressly so provides, no Committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     4.4 Rules. Unless the Board of Directors otherwise provides, each Committee may adopt, amend or repeal rules for the conduct of its business. In the absence of such rules, each Committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws.
     4.5 Minutes. Each Committee shall keep regular minutes of its meetings and report such minutes to the Board of Directors when required.
     4.6 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting if a written consent thereto is signed by all of the members of such Committee, and such written consent is filed with the minutes of the proceeding of such Committee.
     4.7 Compensation. The Board of Directors may fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at meetings of any Committee.
ARTICLE V
NOTICES
     5.1 Method. Notices to directors and Stockholders shall be in writing and delivered personally or mailed to the directors or Stockholders at their respective addresses as they appear on the records of the Corporation. Notice to directors may also be given by telephone or facsimile.
     5.2 Waiver. Whenever any notice is required to be given under any provision of the Certificate of Incorporation, the DGCL or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except when such person attends any meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Stockholders, directors or members of any Committee need be specified in any written waiver of notice.
ARTICLE VI
OFFICERS
     6.1 Election. (a) The officers of the Corporation shall be elected by the Board of Directors, may include a president (the “President”), a treasurer (the “Treasurer”) and a secretary (the “Secretary”) and may include one or more vice presidents (the “Vice Presidents”), assistant treasurers (the “Assistant Treasurers”) or assistant secretaries (the “Assistant Secretaries”). Two or more offices may be held by the same person. The Board of Directors may elect such other officers of the Corporation as the Board of Directors may deem necessary, desirable or appropriate, and each of such officers shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     (b) Each officer of the Corporation shall hold office, at the discretion of the Board of Directors, until the earlier of (i) such officer’s resignation, removal or death or (ii) the due election and qualification of such officer’s successor. Any officer may be removed, with or without cause, at any time by a majority of the Board of Directors; provided, however, that no such removal shall prejudice the contractual rights of such officer, if any, with the Corporation.
     (c) Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or by appointment of the President.

     6.2 President. (a) The President shall be the chief executive officer of the Corporation and may be designated by the Board of Directors as the “Chief Executive Officer” of the Corporation. The President shall, under the direction of the Board of Directors, be responsible for the management of the business of the Corporation. The President shall, in the absence of the Chairman of the Board, if any, preside at all meetings of the Stockholders and the Board of Directors, and have the powers and duties assigned to the President in the DGCL and these Bylaws and such other powers and duties as may be assigned to the President from time to time by the Board of Directors.
     (b) The President may, on behalf of the Corporation, execute and deliver such agreements, instruments and documents, and take such other actions, as the President may deem necessary, desirable or appropriate to effect any transaction authorized by the Board of Directors.
     6.3 Vice Presidents. (a) Each Vice President shall, in the absence of the President and in the order of seniority determined by the Board of Directors, have the powers and duties of the President. Any Vice President shall have such powers and duties as may be assigned to such Vice President from time to time by the Board of Directors or the President.
     (b) If any Vice President is designated by the Board of Directors as the “Chief Operating Officer” of the Corporation, then such Vice President shall be deemed to be the most senior Vice President of the Corporation. If any Vice President is designated by the Board of Directors as the “Chief Financial Officer” of the Corporation, then such Vice President shall, in the absence of the Chief Operating Officer of the Corporation, if any, be deemed to be the most senior Vice President of the Corporation.
     6.4 Treasurer. The Treasurer shall, in the absence of any Vice President designated as the Chief Financial Officer of the Corporation, be the chief financial officer of the Corporation. The Treasurer shall (a) maintain custody of the funds and securities of the Corporation, (b) keep full and accurate accounts of receipts and disbursements in the records of the Corporation and (c) deposit all funds and other valuable effects of the Corporation in the name and for the benefit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall have the powers and duties assigned to the Treasurer in the DGCL and these Bylaws and such other powers and duties as may be assigned to the Treasurer from time to time by the Board of Directors, the President or any Vice President.
     6.5 Assistant Treasurers. Each Assistant Treasurer shall, in the absence of the Treasurer and in the order of seniority determined by the Board of Directors, have the powers and duties of the Treasurer. Any Assistant Treasurer shall have such powers and duties as may be assigned to such Assistant Treasurer from time to time by the Board of Directors, the President, any Vice President or the Treasurer.
     6.6 Secretary. The Secretary shall keep the seal of the Corporation in safe custody and, when authorized by the Board of Directors, affix such seal to any agreement, instrument or document that requires it. The Secretary shall have the powers and duties assigned to the Secretary in the DGCL and these Bylaws and such other powers and duties as may be assigned to the Secretary from time to time by the Board of Directors, the President or any Vice President.

     (b) The Secretary may, on behalf of the Corporation, execute and deliver such certificates as the Secretary may deem necessary, desirable or appropriate to certify any record of the Corporation in connection with any transaction authorized by the Board of Directors.
     6.7 Assistant Secretaries. Each Assistant Secretary shall, in the absence of the Secretary and in the order of seniority determined by the Board of Directors, have the powers and duties of the Secretary. Any Assistant Secretary shall have such powers and duties as may be assigned to such Assistant Secretary from time to time by the Board of Directors, the President, any Vice President or the Secretary.
     6.8 Compensation. The Board of Directors may fix the compensation paid to each officer of the Corporation or delegate the power to fix such compensation to the President.
ARTICLE VII
CERTIFICATES OF STOCK
     7.1 Certificates. Every Stockholder shall be entitled to have a certificate, signed by the President or any Vice President and the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, certifying the number of shares of the stock of the Corporation owned by such Stockholder (a “Certificate”). If the Corporation is authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of each Certificate that the Corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of such Certificate a statement that the Corporation will furnish without charge to each Stockholder who so requests the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
     7.2 Facsimile Signatures. If any Certificate is signed by any transfer agent or any assistant transfer agent or by any transfer clerk acting on behalf of the Corporation and any registrar, then the signature on such Certificate of the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or Assistant Secretary may be a facsimile signature. If any officer of the Corporation who has signed, or whose facsimile signature has been used on, any Certificate shall cease to be an officer of the Corporation before such Certificate has been delivered by the Corporation, then such Certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such Certificate or whose facsimile signature has been used thereon had not ceased to be an officer of the Corporation.
     7.3 Lost Certificates. The Board of Directors may direct that a new Certificate be issued in place of any Certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of such fact by the person claiming the Certificate to be lost, stolen or destroyed. When authorizing the issue of such a new Certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the holder of such lost, stolen or destroyed Certificate, or such holder’s legal representative, to advertise such fact in such manner as the Board of Directors may require or to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to such lost, stolen or destroyed Certificate or the issuance of such new Certificate.
     7.4 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of any Certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new Certificate to the person entitled thereto, cancel the old Certificate and record the transaction upon the records of the Corporation.
     7.5 Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Corporation (a) for a period of not more than 60 nor less than 10 days preceding (i) the date of any meeting of the Stockholders, (ii) the date for payment of any dividend, (iii) the date for the allotment of rights or (iv) the date when any change or conversion or exchange of stock shall go into effect or (b) for a period of not more than 60 nor less than 10 days in connection with obtaining the consent of the Stockholders for any purpose.
     7.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of any person registered on the records of the Corporation as the owner of shares of the stock of the Corporation (a) to receive dividends, (b) to vote as such owner and (c) to hold liable for calls and assessments. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such share on the part of any other person, whether or not the Corporation shall have any notice thereof, except as otherwise provided by the DGCL.
ARTICLE VIII
INDEMNIFICATION
     8.1 Right to Indemnification. (a) Subject to Section 8.2 and Section 8.5, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (i) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that any person (i) did not act in good faith or in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or (ii) with respect to any criminal action or proceeding had reasonable cause to believe that such person’s conduct was unlawful.
     (b) Subject to Section 8.2 and Section 8.5, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     8.2 Determination by the Corporation. (a) Any indemnification under this Article VIII (unless ordered by any court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the relevant director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1. Such determination shall be made, with respect to any person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a Committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the Stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
     (b) For purposes of any determination under Section 8.2(a), a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on (i) the records or books of account of the Corporation or another enterprise, (ii) information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, (iii) the advice of legal counsel for the Corporation or another enterprise or (iv) information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.2(b) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.2(b) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1.
     8.3 Determination by a Court. If the Corporation has made a determination under Section 8.2 that the indemnification of any director or officer is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 8.1, then notwithstanding such contrary determination, such person may apply to the Court of Chancery in the State of Delaware or any other court of competent jurisdiction for indemnification to the extent otherwise permissible under Section 8.1. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 8.1. The Corporation’s contrary determination in the specific case under Section 8.2 shall not be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.3 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
     8.4 Payment in Advance. Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director of officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
     8.5 Conditions Precedent. Each person entitled to indemnification under this Article VIII shall, as a condition precedent to his right to indemnification hereunder with respect to any claim made against such person, give the Corporation notice in writing of such claim as soon as practicable after such person has received notice of the claim. Each such person shall direct each such notice to the Secretary of the Corporation at the principal place of business of the Corporation (or such other address as the Corporation shall designate in writing to such person). In addition, each such person shall give the Corporation any information and cooperation that the Corporation may reasonably request with respect to such claim.
     (b) Each person entitled to indemnification under this Article VIII shall, as a condition precedent to his right to indemnification hereunder with respect to any expense incurred by such person, obtain from the Corporation the prior written consent of the Corporation to incur such expense (which consent shall not be unreasonably withheld or delayed). Each such person shall seek such consent from the Secretary of the Corporation at the principal place of business of the Corporation (or such other address as the Corporation shall designate in writing to such person). In addition, each such person shall give the Corporation any information that the Corporation may reasonably request with respect to such expense.
     8.6 Timely Payment. (a) The Corporation shall indemnify each person entitled to indemnification under this Article VIII no later than 60 days after the delivery by such person to the Corporation of a written request for payment thereof. The Corporation shall pay to any such person any advances to be made thereunder within 20 days following the delivery of a written request by such person to the Corporation for payment thereof.
     (b) If the Corporation has made a determination under Section 8.2 that the indemnification of any director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 but fails to pay such person with respect to any written request made within the applicable period set forth in Section 8.6(a), or if the Corporation fails to make any determination with respect to a specific case within such period, then such person may at any time thereafter bring suit against the Corporation in the Court of Chancery in the State of Delaware or any other court of competent jurisdiction to recover the unpaid amount of the request. It shall be a defense to any such action (other than a suit brought to enforce a request for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that such person has not met the applicable standard of conduct set forth in Section 8.1, but the burden of proving such defense shall be on the Corporation, and such person shall be entitled to receive advance payment of expenses pursuant to Section 8.4 unless and until such defense has been finally adjudicated by court order or judgment for which no further right of appeal exists. Notice of any such suit pursuant to this Section 8.6(b) shall be given to the Corporation promptly upon the filing of such suit. If successful, in whole or in part, the person seeking indemnification shall also be entitled to be paid the expense of prosecuting such suit.
     8.7 Assumption of Defense. If the Corporation is obligated to indemnify any director or officer under this Article VIII with respect to any action, suit or proceeding against such person, the Corporation shall be entitled to assume the defense of such action, suit or proceeding with counsel approved by such person (which approval shall not be unreasonably withheld), upon the delivery to such person of written notice to such effect. After the delivery of such a notice, approval of such counsel by such person and the retention of such counsel by the Corporation, the Corporation will not be liable to such person under this Article VIII for any fees of counsel subsequently incurred by such person with respect to the action, suit or proceeding, unless (a) such person and the Corporation have reasonably concluded that such counsel has a conflict of interest between the Corporation and such person in the conduct of such defense, (b) the Corporation ceases or terminates the retention of such counsel with respect to the defense of such action, suit or proceeding, or (c) the retention of counsel by such person is authorized by the Corporation. In any of such events, the fees and expenses of such person’s counsel shall be at the expense of the Corporation. At all times, any such person shall have the right to retain other counsel in any such action, suit or proceeding at such person’s expense.
     8.8 Partial Indemnification. If any director or officer is entitled to indemnification by the Corporation under this Article VIII for any portion (but not the total amount) of any expenses

(including attorneys’ fees), judgments, fines or amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, the Corporation shall nevertheless indemnify such person for such portion.
     8.9 Subrogation. If the Corporation makes any payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer to whom such payment is made, and such person shall do all things that may be necessary to secure such rights, including without limitation the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
     8.10 Continuing Contract Right. The right to indemnification conferred in this Article VIII shall be a contract right. No amendment to or repeal of this Article VIII shall apply to, or have any effect on, any right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.
     8.11 Non-exclusivity. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any Bylaw, agreement, vote of the Stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 shall be made to the fullest extent permitted by law. To the extent that Section 1.45 of the DGCL or any successor thereto may be amended or supplemented from time to time, this Article VIII shall be construed so as to permit indemnification and advancement of expenses to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.
     8.12 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
     8.13 Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, (a) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, (b) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries, and (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
     8.14 Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
     8.15 Limitations. Notwithstanding anything contained in this Article VIII to the contrary, the Corporation shall not be obligated as follows:
     (a) To indemnify any director or officer in connection with any action, suit or proceeding (or part thereof) initiated by any person unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors (except for suits to enforce rights to indemnification brought in accordance with Section 8.3 or 8.6, as applicable);
     (b) To indemnify any person with respect to any action, suit or proceeding initiated by such person to enforce rights to indemnification under this Article VIII if a court of competent jurisdiction has determined that such action, suit or proceeding was not made in good faith or was frivolous;
     (c) To indemnify any person with respect to (i) circumstances in which indemnification is expressly prohibited pursuant to Delaware law other applicable law or (ii) any act or omission from which a director may not be relieved of liability pursuant to Delaware law;
     (d) To indemnify any person with respect to any expense that has been paid directly to such person by an insurance carrier under a policy of directors and officers liability insurance maintained by the Corporation; or
     (e) To indemnify any person with respect to any expense (or the payment of profits) arising from the purchase and sale by such person of any security in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
     8.16 Notices. All consents, notices, requests, demands and other communications permitted or required under this Article VIII shall be in writing and shall be deemed duly given

(a) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (b) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.
     8.17 Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
     8.18 Severability. If any word, clause or provision of this Article VIII or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.
ARTICLE IX
MISCELLANEOUS
     9.1 Dividends. Subject to the provisions of the Certificate of Incorporation and the DGCL, (a) the Board of Directors may declare dividends upon the stock of the Corporation at any regular or special meeting of the Board of Directors, and (b) dividends may be paid in cash, property or shares of the stock of the Corporation.
     9.2 Reserves. The Board of Directors may set aside out of any funds of the Corporation legally available therefor such reserves as the Board of Directors, in its discretion, may consider necessary, desirable or appropriate (a) to meet contingencies, (b) for equalizing dividends, (c) for repairing or maintaining any property of the Corporation or (d) for such other purposes as the Board of Directors may deem necessary, advisable or appropriate. The Board of Directors may modify or abolish any such reserves in the manner in which such reserves were created.
     9.3 Books and Records. The Corporation shall keep, at the principal place of business of the Corporation or such other office of the Corporation as the Board of Directors may deem necessary, desirable or appropriate, correct and complete books and records of account, minutes of the proceedings of meetings of the Stockholders, the Board of Directors and each Committee, if any, and the names and addresses of the Stockholders.
     9.4 Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by the Board of Directors.
     9.5 Seal. The seal of the Corporation shall be fixed by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     9.6 Amendments. The Board of Directors may amend or repeal any of these Bylaws at any regular or special meeting of the Board of Directors, and the Stockholders may amend or repeal any of these Bylaws at any annual or special meeting of the Stockholders.